EXHIBIT 99.2
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TUESDAY JUNE 27, 12:02 PM EASTERN TIME
COMPANY PRESS RELEASE
HEARTSOFT, INC. TO EXHIBIT ITS NEW SECURE CHILDREN'S
WEB BROWSER AT NECC, ATLANTA

PUBLISHER TO DEMONSTRATE THE LATEST EDITION OF ITS MUCH- ANTICIPATED SECURE INTERNET BROWSER AT THE NATIONAL EDUCATION COMPUTING CONFERENCE (NECC), JUNE 26-28, 2000

TULSA, Okla.--(BUSINESS WIRE)--June 27, 2000-- Heartsoft, Inc., (OTCBB:HTSF - news) announced today that the company will provide live demonstrations of Internet Safari, its new secure Internet browser for children, at the National Education Computing Conference in Atlanta.

Internet Safari is expected to provide the latest in advanced Internet security to parents and educators for young children. Internet Safari also contains proprietary image detection and analysis software capable of sniffing out and blocking Internet-based pornographic pictures.

Recently, the company reported that it had filed for patent protection of its new porn-detection software with the U.S. Patent and Trademark Office.

Heartsoft is planning to have Internet Safari available to meet its district-wide shipping schedule to schools for the upcoming school year.

"We are now in the process of synchronizing our marketing plan with how we anticipate the rollout of Internet Safari will be conducted," said Nita Seng, Vice President of Sales and Marketing. "Beginning next month our sales team will begin to concentrate our efforts on school district-wide sales for Internet Safari."

About NECC

Each year the NECC is sponsored by the National Educational Computing Association (NECA), a non-profit federation of 14 national scientific and professional societies, which unites over 12,000 key decision-making educators from all over the globe at the most comprehensive and longest-lived educational-technology event.

According to Heartsoft Chairman and CEO Benjamin Shell, "NECC is a key conference for educational publishers such as Heartsoft and under the guidance of our industry sales veteran, Nita Seng, our team of sales and marketing professionals are looking forward to showing what Internet Safari is capable of doing."

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"The blend of Internet Safari's engaging children's browser interface, jungle-safari cartoon theme, combined with its remarkable artificial intelligence-based Internet security which includes our exclusive pornography-detection software, makes for a powerful new product," said Shell. "We believe that with proper planning, management, and execution, our proprietary new Internet technologies will not only provide new access to the Internet market for consumers and schools, but we expect the new technologies will provide access to new business opportunities important to the future of the company."

About Heartsoft, Inc.

Heartsoft, Inc. publishes and distributes Internet and multimedia educational software products for early-learning students to schools and homes nationwide.

The company's educational software products as well as Internet Safari(R) operate on both Microsoft (Nasdaq:MSFT - news) Windows 95/98(R) and Apple (Nasdaq:AAPL - news) iMac(R) and G3 and G4 Macintosh(R) platforms.

Internet Safari will offer parents and educators a secure and safe alternative to such adult browsers as Microsoft's Internet Explorer(R), Netscape's (NYSE:AOL
- news) Navigator(R)/Communicator(R), as well as such InterNet security products as CyberPatrol(R) by The Learning Company (NYSE:MAT - news) and Edmark's Kid Desk Internet Safe (NYSE:IBM - news). Heartsoft's support of Microsoft Windows 98 significantly expands the company's ability to support hardware manufacturers such as Gateway (NYSE:GTW - news), Dell (Nasdaq:DELL - news), Compaq (NYSE:CPQ - news), Hewlett-Packard (NYSE:HWP - news), and Sony (NYSE:SNE - news).

Headquartered in Tulsa, Oklahoma, Heartsoft, Inc. may be visited on-line at http://www.heartsoft.com and http://www.internet-safari.com.

The Company's plans, estimates and beliefs concerning the future contained in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially due to a variety of factors.

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CONTACT:

     Heartsoft Inc., Tulsa, Okla.
     Benjamin Shell, 918/362-3600
     http://www.heartsoft.com